                       EMONS TRANSPORTATION GROUP, INC.
                            96 SOUTH GEORGE STREET
                           YORK, PENNSYLVANIA 17401

Dear Stockholder:

   On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held at 9:00 a.m., on November 19, 1998 at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401 (the "Meeting").

   I look forward to greeting you personally. The accompanying Proxy Statement describes the matters to be acted on at the Meeting, and I urge you to read it carefully.

   At the Meeting, your Board of Directors is recommending the election of seven directors and the appointment of Arthur Andersen LLP as independent public accountants. Your Board of Directors believes that the election of the seven directors and the appointment of Arthur Andersen LLP as independent public accountants are in the best interests of all stockholders and has unanimously recommended that you vote "FOR" both proposals.

   It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. In order for your vote to be counted, you must sign, date and return the enclosed proxy card or attend the meeting in person. I urge you to sign and return the enclosed proxy card promptly.

                                         Sincerely,

                                         Robert Grossman
                                         Chairman, President
                                         and Chief Executive Officer

York, Pennsylvania
October 14, 1998

                        EMONS TRANSPORTATION GROUP, INC.
                             96 SOUTH GEORGE STREET
                            YORK, PENNSYLVANIA 17401

                               ----------------

                         NOTICE OF 1998 ANNUAL MEETING
                                OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1998

                               ----------------

TO THE STOCKHOLDERS OF EMONS TRANSPORTATION GROUP, INC.:

   NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Emons Transportation Group, Inc. (the "Company") will be held on Thursday, November 19, 1998, at 9:00 a.m., local time, at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401, for the following purposes:

   (1) To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified;

   (2) To ratify the appointment of Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for its 1999 fiscal year; and

   (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

   Provision is made on the enclosed proxy card(s) for your direction as to the matters set forth as items 1 and 2 above.

   Only holders of the Company's Common Stock and $.14 Series A Cumulative Convertible Preferred Stock of record at the close of business on September 24, 1998 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders and at all adjournments thereof.

   A copy of the Company's Annual Report to Stockholders for the year ended June 30, 1998 is enclosed herewith.

   Whether or not you plan to attend the meeting in person, you are urged to fill out, sign and mail promptly the enclosed proxy in the accompanying envelope on which no postage is required if mailed in the United States.

                                         By Order of the Board of Directors

                                         --------------------------------------
                                         Scott F. Ziegler
                                         Secretary

York, Pennsylvania
October 14, 1998

                        EMONS TRANSPORTATION GROUP, INC.
                             96 SOUTH GEORGE STREET
                            YORK, PENNSYLVANIA 17401

                               ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 19, 1998

                               ----------------

                                  SOLICITATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter referred to as the "Board") of Emons Transportation Group, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on November 19, 1998 (the "Meeting"), at 9:00 a.m., local time, at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401, and at any postponement or adjournments thereof, for the purposes set forth in the foregoing notice of the Meeting. This Proxy Statement and the enclosed proxy are being sent to stockholders commencing on or about October 14, 1998.

   Solicitation will be primarily by mail but may also be made by personal interview or by telephone, in each case by officers and regular employees of the Company who will not be additionally compensated therefore. The Company will request persons such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.

                                     VOTING

   Holders of record at the close of business on September 24, 1998 (the "Record Date") of Common Stock, par value $.01 per share, of the Company ("Common Stock") and $.14 Series A Cumulative Convertible Preferred Stock of the Company ("Convertible Preferred Stock") will be entitled to vote at the Meeting.

   On the Record Date, there were 6,082,868 shares of Common Stock and 1,487,278 shares of Convertible Preferred Stock outstanding. Each share of Common Stock and Convertible Preferred Stock outstanding on the Record Date will be entitled to one vote at the Meeting, with the Common Stock and Convertible Preferred Stock voting together as a single class. Holders of Common Stock and Convertible Preferred Stock are not entitled to cumulate their votes on any matter to be considered at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock and Convertible Preferred Stock outstanding on the Record Date constitutes a quorum for the transaction of business by such holders at the Meeting.

   At the Meeting, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter, except that abstentions will have no effect on the election of directors of the Company. However, in the case of a broker non-vote as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote will have no effect on the outcome of the vote on the matter, except that, in the case of any matter which requires the affirmative vote of a majority of the outstanding stock entitled to vote, a broker non-vote will have the same legal effect as a vote against the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

   The holder of 1,295,831 shares of Common Stock and 572,342 shares of Convertible Preferred Stock (or approximately 21% and 38% of the outstanding Common Stock and Convertible Preferred Stock, respectively, entitled to vote at the Meeting) has advised the Company that it intends to vote such shares, in person or by proxy, proportionally in accordance with the votes cast by the other holders of the outstanding Common Stock and Convertible Preferred Stock. The holder holds such shares as escrow agent for holders of claims and interests in Emons Industries, Inc., a direct wholly-owned subsidiary of the Company ("Industries"), pursuant to the Second Amended and Restated Joint Plan of Reorganization of Industries and ET Railcar Corporation dated November 10, 1986, and in such capacity has the right to vote such shares. See "PRINCIPAL STOCKHOLDERS OF THE COMPANY".

   Proxies in the enclosed form are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the Meeting, whether or not the stockholder attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted at the Meeting in accordance with the stockholder's directions. IN THE ABSENCE OF SPECIFIC DIRECTIONS, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF SEVEN DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. A STOCKHOLDER WHO SUBMITS A PROXY MAY REVOKE IT AT ANY TIME PRIOR TO THE VOTING OF THE PROXY BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY ATTENDING THE MEETING AND VOTING SUCH STOCKHOLDER'S SHARES IN PERSON.

                             ELECTION OF DIRECTORS

   The by-laws of the Company provide that the number of directors of the Company shall be determined by the Board of Directors. The Board has set the number of directors at seven. The directors are to be elected at the Meeting by the holders of Common Stock and Convertible Preferred Stock, to hold office until their successors have been elected and qualified. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the nominees named below. All of the seven nominees are now directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee shall become unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board.

   The nominees are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees for director named below were elected by the stockholders to their present terms as directors at the annual meeting in 1997.

                           PRINCIPAL                                         DIRECTOR
        NOMINEE        AGE OCCUPATION                                         SINCE*
        -------        --- ----------                                        --------
 Michael J. Blake       55 Chairman of Med-Vision, Inc., Vallon, Inc.,         1997
                           EdView, Inc. and Robinson, Blake, George &
                           Danzis, Inc.
 Robert Grossman        57 Chairman of the Board, Chief Executive Officer      1972
                           and President of the Company
 Kimberly A. Madigan    42 Principal of Chambers, Conlon & Hartwell            1995
 Robert J. Smallacombe  65 President and Chief Executive Officer of            1983
                           Executive Advisory Group Ltd.
 Alfred P. Smith        44 General Manager - Network Operations,               1992
                           Canadian National Railway Company
 Dean H. Wise           44 Partner at Carlisle, Fagan, Gaskins & Wise, Inc.    1996
 Scott F. Ziegler       42 Senior Vice President and Chief Financial           1997
                           Officer, Controller and Secretary of the Company

*Dates set forth in this column include periods served as director of Industries prior to the creation of the Company in 1986.

   MICHAEL J. BLAKE. Mr. Blake has been Chairman of Robinson, Blake, George & Danzis, Inc., an investment firm, since December, 1992, Chairman of MedVision, Inc., an imaging company, since April, 1994, Chairman of Vallon, Inc., a Website developer, since November, 1995, and Chairman of EdView, Inc., an internet software developer, since January, 1997. Mr. Blake has also been a Director of the Minneapolis Grain Exchange, a futures exchange, since October, 1990. Mr. Blake was a Director of BDS Communications, Inc. from August, 1991 to February, 1996. Mr. Blake was also Chairman of MedIntell Systems Corporation from July, 1993 to April, 1995.

   ROBERT GROSSMAN. Mr. Grossman, who devotes all of his business time to the affairs of the Company, has been a Director and the Chairman of the Board and Chief Executive Officer of the Company since its inception in December, 1986 and was President of the Company until September, 1996. In September, 1997, Mr. Grossman reassumed the position of President of the Company. He is now, and for more than five years has been, the Chairman of the Board, President, or Chief Executive Officer of each direct or indirect wholly-owned subsidiary of the Company except for Emons Finance Corp. Mr. Grossman has held various offices with the Company and its subsidiaries since 1971.

   KIMBERLY A. MADIGAN. Ms. Madigan has been a Principal of Chambers, Conlon & Hartwell, a company which consults on transportation and government relations issues, since December, 1993. Ms. Madigan also serves as the president of the National Railroad Construction and Maintenance Association. Ms. Madigan was a member of the National Mediation Board, which directs the actions and policies of the government agency charged with the administration of the Railway Labor Act, from August, 1990 to July, 1992 and Chairman of the National Mediation Board from July, 1992 to December, 1993.

   ROBERT J. SMALLACOMBE. Mr. Smallacombe has been President and Chief Executive Officer of Executive Advisory Group Ltd., a consulting and management services firm, since March, 1986. From June, 1996 through May, 1997, Mr. Smallacombe had served as a Director for Northstar Rehabilitation, Inc., located in Indiana, Pennsylvania, and Chairman of its Audit Committee. He also served as its Chief Executive Officer from April through May, 1997. Mr. Smallacombe has been a Director of Allied Devices Corporation, located in Baldwin, New York, since July, 1996. He was President and Chief Operating Officer of O'Brien Environmental Energy, Inc., from September, 1994 to May, 1996. On September 28, 1994, O'Brien Environmental Energy, Inc., filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of New Jersey. From February, 1993 to May, 1994 Mr. Smallacombe was Chief Executive Officer of Cardinal Publishing, a publisher of church bulletins.

   ALFRED P. SMITH. Mr. Smith has been General Manager - Network Operations of Canadian National Railway Company since August, 1998 and was Assistant Chief of Transportation of Canadian National Railway Company from September, 1997 until August, 1998. Mr. Smith was the President and Chief Operating Officer of the Company from September, 1996 to September, 1997 and the President of the Maryland and Pennsylvania Railroad Company from January, 1987 to September, 1997 and Yorkrail, Inc. from December, 1987 to September, 1997. Mr. Smith was the President and Chief Operating Officer of Maine Intermodal Transportation, Inc. from 1994 to September, 1997 and the St. Lawrence & Atlantic Railroad Company from May, 1989 to September, 1997. Mr. Smith was Executive Vice President of the Company from September, 1992 to September, 1996 and was Vice President of the Company from January, 1987 to September, 1992.

   DEAN H. WISE. Mr. Wise has been a Partner with Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm based in Concord, Massachusetts specializing in transportation and logistics services since April, 1995. Mr. Wise held various positions, most recently as Vice President, at Mercer Management Consulting, Inc., a management consulting firm, from July, 1983, until March, 1995.

   SCOTT F. ZIEGLER. Mr. Ziegler has been Senior Vice President and Chief Financial Officer, Controller and Secretary since September, 1998, was Vice President - Finance, Controller and Secretary of the Company from September, 1996 until September, 1998 and was Vice President, Controller and Secretary from January, 1993 until September, 1996. Mr. Ziegler was the Director of Finance of Master Power, Inc., a power tools manufacturing company, from December, 1987 to January, 1993. Mr. Ziegler has been Vice President-Finance, Controller and Secretary of each of the Company's subsidiaries except for Emons Finance Corp. since November, 1996, and was Vice President, Controller and Secretary of each of the Company's subsidiaries except for Emons Finance Corp. from January, 1993 to November, 1996.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has three standing committees: an Audit Committee, a Management Compensation Committee and an Executive Committee.

   AUDIT COMMITTEE. The Audit Committee is charged with recommending appointment of the independent auditors, consulting with the independent auditors, and reviewing the results of independent audits and the audit report with the independent auditors engaged by the Company. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company, as it deems necessary. The members of the Audit Committee are Kimberly A. Madigan, Robert
J. Smallacombe and Dean H. Wise.

   MANAGEMENT COMPENSATION COMMITTEE. The Management Compensation Committee reviews, and recommends to the Board of Directors, the compensation of executive officers of the Company and reviews and recommends to the Board of Directors the adoption of any compensation plans in which officers are eligible to participate. The Management Compensation Committee also administers the Company's 1996 and 1986 Stock Option Plans, Incentive Compensation Plan and 1991 Restricted Stock Plan. The members of the Management Compensation Committee are Kimberly A. Madigan, Robert J. Smallacombe and Dean H. Wise.

   EXECUTIVE COMMITTEE. The Executive Committee has general authority over the supervision and direction of the finances and business of the Company and has the power and authority of the Board of Directors, except as limited by the Company's Certificate of Incorporation, in the management of the business and affairs of the Company between meetings of the Board of Directors. The members of the Executive Committee are Robert Grossman, Scott F. Ziegler and Kimberly
A. Madigan.

   During the fiscal year ended June 30, 1998, the Board of Directors of the Company held four regularly scheduled meetings and one special meeting. The Management Compensation Committee held five meetings, and the Audit Committee held two meetings. The Executive Committee held no meetings. Each director who is standing for re-election attended 100% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they served except Mr. Smallacombe who missed one committee meeting.

   The Company currently pays each director who is not a full-time employee of the Company a yearly retainer of $10,000 and a fee of $500 for each Board meeting attended or committee meeting attended which is not held on the same day as a Board meeting. A fee of $250 is paid to each director who is not a full-time employee for each telephonic Board meeting attended and for each committee meeting held the same day as a meeting of the Board. During the 1998 fiscal year, non-employee directors Messrs. Smith and Blake have received options to purchase 15,000 shares of Common Stock at an exercise price of $3.2188 per share.

                               EXECUTIVE OFFICERS

   The following table sets forth certain information regarding the executive officers of the Company:

        NAME         AGE             PRINCIPAL POSITION WITH THE COMPANY
        ----         ---             -----------------------------------
 Robert Grossman     57  Chairman, President and Chief Executive Officer of the
                         Company and Chairman or President of each of its direct and indirect wholly-owned subsidiaries except for Emons Finance
                         Corp.
 Scott F. Ziegler    42  Senior Vice President and Chief Financial Officer,
                         Controller and Secretary of the Company and Vice
                         President - Finance, Controller and Secretary of each of
                         its direct and indirect wholly-owned subsidiaries except
                         for Emons Finance Corp.
 Matthew C. Jacobson 37  Vice President of the Company, and President and Chief
                         Operating Officer of Maine Intermodal Transportation, Inc.
                         and St. Lawrence & Atlantic Railroad Company
 Phillip A. DuPont   57  Vice President of the Company, and President and Chief
                         Operating Officer of Maryland and Pennsylvania Railroad
                         Company, Penn Eastern Rail Lines, Inc., Yorkrail, Inc. and
                         Emons Logistics Services, Inc.

   ROBERT GROSSMAN. For information regarding Mr. Grossman, see "ELECTION OF DIRECTORS," above.

   SCOTT F. ZIEGLER. For information regarding Mr. Ziegler, see "ELECTION OF DIRECTORS," above.

   MATTHEW C. JACOBSON. Mr. Jacobson has been a Vice President of the Company since September, 1996 and has been President and Chief Operating Officer of Maine Intermodal Transportation, Inc. and St. Lawrence & Atlantic Railroad Company since June, 1998. Mr. Jacobson was Vice President of Maine Intermodal Transportation, Inc. and St. Lawrence & Atlantic Railroad from May, 1996 until June, 1998. Mr. Jacobson was an International Sales Manager of an affiliate of Sea-Land Service, Inc. from August, 1995 to April, 1996. Mr. Jacobson was a Market Manager from August, 1992 until December, 1993 and an Account Manager from December, 1993 to August, 1995 of CSX Transportation, Inc. Mr. Jacobson was a pilot, and most recently an instructor pilot, for the United States Air Force from August, 1984 until February, 1993.

   PHILLIP A. DUPONT. Mr. DuPont has been a Vice President of the Company since September, 1997 and has been President and Chief Operating Officer of the Maryland and Pennsylvania Railroad Company, Penn Eastern Rail Lines, Inc., Yorkrail, Inc. and Emons Logistics Services, Inc. since June, 1998. Mr. DuPont was Vice President of the Maryland and Pennsylvania Railroad Company, Yorkrail, Inc. and Emons Logistics Services, Inc. from September, 1997 until June, 1998 and was Vice President - Marketing of Penn Eastern Rail Lines, Inc. from November, 1997 until June, 1998. Mr. DuPont was Logistics Manager of the Company from November, 1996 to September, 1997. Mr. DuPont was a self-employed transportation consultant from May, 1996 to November, 1996. Mr. DuPont was employed by Conrail and its predecessors for over thirty years and was most recently employed by Conrail as a Manager of Customer Development from September, 1995 to May, 1996, an Account Executive from January, 1994 to February, 1995 and Market Manager for the Metals Business Group from 1987 to January, 1994.

   The term of office of each officer expires at the first meeting of directors of the Company following the Meeting.

                             EXECUTIVE COMPENSATION

   The following table sets forth information regarding compensation earned in each of the Company's last three fiscal years by the Chief Executive Officer and the other executive officers of the Company or its subsidiaries, whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1998 (a "Named Executive Officer").

                                                                  ---------------------
                                                                  LONG TERM COMPENSATION
                                                                  ---------------------
                                    ANNUAL COMPENSATION               AWARDS         PAYOUTS
------------------------------------------------------------------------------------------------------
                                                              RESTRICTED SECURITIES         ALL OTHER
                                                  OTHER ANNUAL   STOCK    UNDERLYING  LTIP    COMPEN-
      NAME AND       FISCAL                       COMPENSATION  AWARD(S)   OPTIONS/  PAYOUTS   SATION
 PRINCIPAL POSITION   YEAR   SALARY ($) BONUS ($)     ($)         ($)      SARS(#)     ($)      ($)
------------------------------------------------------------------------------------------------------
 Robert Grossman,     1998    233,187    84,800        *         --/1/        --       --        --
 Chairman,
 President and        1997    212,000    30,085        *           --       50,000     --        --
 Chief Executive
 Officer              1996    212,000      --          *           --         --       --        --
------------------------------------------------------------------------------------------------------
 Alfred P. Smith,    1998/2/   33,316      --          *         --/3/        --       --        --
 President and
 Chief Operating      1997    139,692    16,391       59,992       --       50,000     --        --
 Officer
                      1996    129,600      --         31,471       --         --       --        --
------------------------------------------------------------------------------------------------------
 Scott F. Ziegler,    1998     98,365    31,500        *         --/4/      15,000     --        --
 Senior Vice
 President and        1997     88,499     8,940        *           --       50,000     --        --
 Chief Financial
 Officer, Controller  1996     80,005     9,160        *           --         --       --        --
 and Secretary

------------------------------------------------------------------------------------------------------
 Phillip A. DuPont,   1998     71,132    26,000    15,518/5/   47,340/6/    60,000     --        --
 Vice President
                      1997     29,214     8,886        *          16,250     5,000     --        --

                      1996       --        --          --          --         --       --        --
------------------------------------------------------------------------------------------------------
 Matthew C.           1998     85,450    24,000    15,295/7/     --/8/      40,000     --        --
 Jacobson, Vice
 President            1997     77,553     3,769       11,152     109,375    10,000     --        --

                      1996     10,962      --          *           --       15,000     --        --
------------------------------------------------------------------------------------------------------


* Denotes perquisites and other personal benefits, securities or property the aggregate amount of which is the lesser of $50,000 or ten percent (10%) of the total of annual salary and bonus reported.

/1/ As of September 24, 1998, Mr. Grossman had 87,500 vested and 37,500 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1998, the unvested shares of Restricted Common Stock were valued at $2.875 per share.

/2/ In September, 1997, Mr. Smith ceased to be an executive officer of the Company. Mr. Smith continues to serve as a Director of the Company.

/3/ As of September 24, 1998, Mr. Smith had 23,729 vested and no unvested shares of Restricted Common Stock.

/4/ As of September 24, 1998, Mr. Ziegler had 17,500 vested and 17,500 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1998, the unvested shares of Restricted Common Stock were valued at $2.875 per share.

/5/ During the 1998 fiscal year, the Company paid $4,285 toward life insurance benefits on behalf of Mr. DuPont. In the same period, Mr. DuPont received a $6,901 automobile allowance from the Company.

/6/ As of September 24, 1998, Mr. DuPont had 8,000 vested and 27,000 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1998, the unvested shares of Restricted Common Stock were valued at $2.875 per share.

/7/ During the 1998 fiscal year, Mr. Jacobson received a $14,144 automobile allowance from the Company.

/8/ As of September 24, 1998, Mr. Jacobson had 7,000 vested and 28,000 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1998, the unvested shares of Restricted Common Stock were valued at $2.875 per share.

   No stock appreciation rights were granted to a Named Executive Officer by the Company or its subsidiaries during the fiscal year ended June 30, 1998.

   No awards were made to a Named Executive Officer of the Company or its subsidiaries pursuant to a long-term incentive plan during the fiscal year ended June 30, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------
                               INDIVIDUAL GRANTS
----------------------------------------------------------------------
                                    PERCENT OF
                        NUMBER OF     TOTAL
                       SECURITIES  OPTIONS/SARS
                       UNDERLYING   GRANTED TO  EXERCISE OR
                       OPTION/SARS EMPLOYEES IN BASE PRICE  EXPIRATION
     NAME              GRANTED ($) FISCAL YEAR    ($/SH)       DATE
----------------------------------------------------------------------
  Phillip A. DuPont     15,000/1/      6.6         1.875     8/05/07
                        15,000/2/      6.6        3.1563     9/18/07
                        15,000/3/      6.6        3.9063     3/12/08
                        15,000/4/      6.6         2.875     6/17/08
----------------------------------------------------------------------
  Matthew C. Jacobson   25,000/1/      11.1        1.875     8/05/07
                        15,000/5/      6.6         2.875     6/17/08
----------------------------------------------------------------------
  Scott F. Ziegler      15,000/5/      6.6         2.875     6/17/08
======================================================================

/1/Options granted to Messrs. DuPont and Jacobson vest over a five year period and become fully exercisable on August 5, 2002.

/2/ Options granted to Mr. DuPont vest over a five year period and become fully exercisable on September 18, 2002.

/3/ Options granted to Mr. DuPont vest over a three year period and become fully exercisable on March 12, 2001.

/4/ Options granted to Mr. DuPont vest over a three year period and become fully exercisable on June 17, 2001.

/5/ Options granted to Messrs. Ziegler and Jacobson vest over a five year period and become fully exercisable on June 17, 2003.

EMPLOYMENT AND TERMINATION AGREEMENT

   On June 17, 1998, the Company entered into an amendment to the Amended and Restated Employment Agreement (the "Amended Agreement") with Mr. Grossman to employ him as the Company's Chairman of the Board and Chief Executive Officer for a term commencing on December 31, 1997 and ending December 31, 2002, which term shall be extended for additional one year terms unless sixty (60) days' prior written notice of termination is given by Mr. Grossman or the Company. The Amended Agreement also provides for an increase in Mr. Grossman's annual salary. Pursuant to the terms of his employment agreement, if Mr. Grossman's employment is terminated other than for due cause, death or disability, he shall be entitled to a payment equal to twenty-four months' base salary at a rate equal to the highest annualized rate in effect during the six months prior to such termination. The Company shall also continue Mr. Grossman's health, disability and life insurance benefits and car allowance for twenty-four months after such termination. A change in control of the Company or constructive demotion of Mr. Grossman by the Company may constitute a termination under his employment agreement.

                        SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth information concerning beneficial ownership of the Company's equity securities as of September 24, 1998, by each director and each nominee for director individually and all nine directors and executive officers as a group. No director or executive officer of the Company owns any shares of Convertible Preferred Stock. Each non-employee director and each executive officer of the Company has been granted options to purchase Common Stock.

                                              AMOUNT AND NATURE OF    PERCENT
 TITLE OF CLASS  NAME OF BENEFICIAL OWNER+    BENEFICIAL OWNERSHIP   OF CLASS
 --------------  -------------------------    --------------------   --------
 Common Stock         Robert Grossman               509,814/1/         8.01%
 Common Stock         Michael J. Blake              416,100/2/         6.83%
 Common Stock         Scott F. Ziegler               86,000/3/         1.40%
 Common Stock         Alfred P. Smith                  82,500          1.36%
 Common Stock        Phillip A. DuPont               61,000/4/         1.00%
 Common Stock      Robert J. Smallacombe             60,000/5/           *
 Common Stock       Kimberly A. Madigan              22,666/6/           *
 Common Stock           Dean H. Wise                 28,333/7/           *
 Common Stock    All directors and officers       1,314,413/8/         20.19%
                   as a group, (9 persons)

   None of the officers and directors of the Company engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission.

   None of the current officers and directors of the Company failed to file, or failed to file on a timely basis, a Form 3 with the Securities and Exchange Commission stating that they have assumed the responsibilities of such respective office.

----------------

*Percentage of shares beneficially owned does not exceed one percent of Common Stock outstanding.

+ The address for all directors and executive officers is c/o Emons Transportation Group, Inc., 96 South George Street, York, Pennsylvania 17401-1436.

/1/ Includes (i) 1,000 shares owned by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership; (ii) 37,500 shares of Restricted Common Stock which have not vested as of September 24, 1998 and are subject to risk of forfeiture; and (iii) currently exercisable options to purchase 50,000 shares of Common Stock at a price of $.906 per share, 225,000 shares of Common Stock at a price of $1.0625 per share and 10,000 shares of Common Stock at a price of $3.25 per share. Does not include unvested options to purchase 75,000 shares of Common Stock at a price of $1.0625 per share and 40,000 shares of Common Stock at a price of $3.25 per share.

/2/ Includes options to purchase 5,000 shares of Common Stock at a price of $3.2188 per share which are currently exercisable or will become exercisable within 60 days. Does not include unvested options to purchase 10,000 shares of Common Stock at a price of $3.2188 per share.

/3/ Includes (i) 17,500 shares of Restricted Common Stock which have not vested as of September 24, 1998 and are subject to risk of forfeiture; and (ii) currently exercisable options to purchase 25,000 shares of Common Stock at a price of $.8125 per share, 15,000 shares of Common Stock at a price of $1.0625 per share and 10,000 shares of Common Stock at a price of $3.25 per share. Does not include unvested options to purchase 10,000 shares of Common Stock at a price of $1.0625 per share, 40,000 shares of Common Stock at a price of $3.25 per share, and 15,000 shares of Common Stock at a price of $2.875 per share.

/4/ Includes (i) 34,500 shares of Restricted Common Stock which have not vested as of September 24, 1998 and are subject to risk of forfeiture, and (ii) options to purchase 2,000 shares of Common Stock at a price of $2.5625 per share, 3,000 shares of Common Stock at a price of $1.875 per share and 3,000 shares of Common Stock at a price of $3.1563 per share which are currently exercisable or will become exercisable within 60 days. Does not include unvested options to purchase 3,000 shares of Common Stock at a price of $2.5625 per share, 12,000 shares of Common Stock at a price of $1.875 per share, 12,000 shares of Common Stock at a price of $3.1563 per share, 15,000 shares of Common Stock at a price of $3.9063 per share and 15,000 shares of Common Stock at a price of $2.875 per share.

/5/ Includes currently exercisable options to purchase 10,000 shares of Common Stock at a price of $.906 per share, 15,000 shares of Common Stock at a price of $1.0625 per share and 5,000 shares of Common Stock at a price of $2.2813 per share. Does not include unvested options to purchase 10,000 shares of Common Stock at a price of $2.2813 per share.

/6/ Includes currently exercisable options to purchase 15,000 shares of Common Stock at a price of $2.4375 per share and 6,666 shares of Common Stock at a price of $1.375 per share. Does not include unvested options to purchase 3,334 shares of Common Stock at a price of $1.375 per share.

/7/ Includes currently exercisable options to purchase 10,000 shares of Common Stock at a price of $1.6875 per share and 3,333 shares of Common Stock at a price of $3.25 per share. Does not include unvested options to purchase 5,000 shares of Common Stock at a price of $1.6875 per share and 6,667 shares of Common Stock at a price of $3.25 per share.

/8/ See notes 1 through 7 above. Includes (i) 28,000 shares of Restricted Common Stock which have not vested as of September 24, 1998 and are subject to risk of forfeiture, and (ii) currently exercisable options to purchase 6,000 shares of Common Stock at a price of $1.25 per share, 2,000 shares of Common Stock at a price of $3.25 per share and 5,000 shares of Common Stock at a price of $1.875 per share, held by one officer not named above. Does not include unvested options to purchase 9,000 shares of Common Stock at a price of $1.25 per share, 8,000 shares of Common Stock at a price of $3.25 per share, 20,000 shares of Common Stock at a price of $1.875 per share and 15,000 shares of Common Stock at a price of $2.875 per share, held by one officer not named above.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

   The following table sets forth certain information regarding ownership of the Company's equity securities as of September 24, 1998 by each person who is known to the Company to own beneficially more than 5% of its voting securities:

                                                           AMOUNT AND NATURE
                                  NAME AND ADDRESS OF        OF BENEFICIAL    PERCENT
       TITLE OF CLASS              BENEFICIAL OWNER            OWNERSHIP     OF CLASS
       --------------             -------------------      ----------------- --------
 Common Stock                IBJ Schroder Bank &             1,295,831/1/      21.30%
                             Trust Company
                             One State Street
                             New York, New York 10004
 Convertible Preferred Stock IBJ Schroder Bank &               572,342/1/      38.48%
                             Trust Company
                             One State Street
                             New York, New York 10004
 Common Stock                Robert Grossman                      509,814      8.01%
                             96 South George Street
                             York, Pennsylvania 17401
 Common Stock                Chase Manhattan Bank                 382,063      6.28%
                             One Chase Manhatten Plaza
                             10th Floor
                             New York, New York 10051
 Convertible Preferred Stock Chase Manhattan Bank                 157,096      10.56%
                             One Chase Manhatten Plaza
                             10th Floor
                             New York, New York 10051
 Common Stock                Michael J. Blake                     416,100      6.83%
                             412 South Fourth Street
                             Suite 1200
                             Minneapolis, Minnesota 55415
 Common Stock                Reliance Insurance Company           255,567      4.20%
                             55 East 52nd Street
                             Park Avenue Plaza
                             New York, New York 10055
 Convertible Preferred Stock Reliance Insurance Company           105,231      7.08%
                             55 East 52nd Street
                             Park Avenue Plaza
                             New York, New York 10055
 Common Stock                State of Michigan Retirement         235,954      3.88%
                             Systems
                             P.O. Box 30117
                             Treasury Building
                             Lansing, Michigan 48909
 Convertible Preferred Stock State of Michigan Retirement         131,737       8.86%
                             Systems
                             P.O. Box 30117
                             Treasury Building
                             Lansing, Michigan 48909

----------------

/1/ The Shares owned of record by IBJ Schroder Bank & Trust Company are owned by it in its capacity as escrow agent (the "Escrow Agent") acting for and on behalf of certain holders of claims and interests in Industries, pursuant to the Second Amended and Restated Joint Plan of Reorganization of Industries and ET Railcar Corporation dated November 10, 1986, (the "Plan"), which shares shall be distributed on a quarterly basis pro rata to holders of certain allowed claims under the Plan. The Escrow Agent, as record owner of those shares, has the power to vote those shares and has expressed its intention to vote such shares, in person or by proxy, proportionally in accordance with the votes cast on each matter by the other holders of the outstanding Common Stock and Convertible Preferred Stock. The number of shares of Common Stock or Convertible Preferred Stock to be distributed to any one holder of claims depends upon the resolution of certain contingent liabilities of Industries. It is not possible to determine at this time either the manner in which those contingent liabilities will be resolved or the resulting disposition of the shares of Common Stock or Convertible Preferred Stock currently held by the Escrow Agent. The Company knows of no individual holder, other than the Escrow Agent, Robert Grossman, Chase Manhattan Bank, Michael J. Blake, Reliance Insurance Company and State of Michigan Retirement Systems who beneficially owns more than 5% of the Common Stock or Convertible Preferred Stock.

   To the knowledge of the Company, none of the beneficial owners of more than 10% of the Company's equity securities engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The Company has selected the firm of Arthur Andersen LLP as its independent public accountants to audit the books and accounts of the Company for the 1999 fiscal year.

   Although the appointment of independent public accountants is not required to be ratified by the stockholders, the Board of Directors believes that the stockholders should participate in the selection of the independent public accountants through the ratification process. If such ratification is not obtained, the Board will consider the appointment of other independent public accountants for the following year.

   A representative of Arthur Andersen LLP is expected to be present at the Meeting and to have the opportunity to make a statement and to be available to respond to appropriate questions from stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                   PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

   Pursuant to the by-laws of the Company, the Secretary of the Company must be advised in writing of prospective nominations for election to the Board of Directors at the Meeting not less than thirty days before the date fixed for such Meeting.

   Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company for inclusion in the Company's Proxy Statement and form(s) of proxy relating to such Meeting no later than June 12, 1999. In order to curtail controversy as to the date on which a proposal was received by the Company, proponents should submit their proposals by Certified Mail-Return Receipt Requested. Timely receipt of a stockholder's proposal, however, will satisfy only one of various requirements for inclusion in the Company's proxy materials.

                            DISCRETIONARY AUTHORITY

   It is not intended to bring before the Meeting any matters except the election of directors and the ratification of the appointment of Arthur Andersen LLP as independent public accountants. Management is not aware at this time of any other matters to be presented for action. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                                 OTHER MATTERS

   On written request, the Company will promptly provide without charge to each record or beneficial holder of the Company's Common Stock or Convertible Preferred Stock as of the Record Date, a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1998, as filed with the Securities and Exchange Commission. Requests should be addressed to Investor Relations, Emons Transportation Group, Inc., 96 South George Street, York, Pennsylvania 17401.

                                         By Order of the Board of Directors




                                         ---------------------------------------
                                         Scott F. Ziegler
                                         Secretary

October 14, 1998